Exhibit 10.42

PATENT LICENSE AGREEMENT

dated

December 31, 2008

between

PDL BIOPHARMA, INC.

and

ALEXION PHARMACEUTICALS, INC.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

i

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

TABLE OF CONTENTS

(continued)

ii

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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PATENT LICENSE AGREEMENT

This Patent License Agreement (this “Agreement”), effective as of December 31, 2008 (“Effective Date”), is made by and between PDL BioPharma, Inc., a Delaware corporation having offices at 932 Southwood Boulevard, Incline Village, NV 89451 (“PDL”), and Alexion Pharmaceuticals, Inc., a Delaware corporation having offices at 352 Knotter Drive, Cheshire, CT 06410 (“Alexion”).

RECITALS

A. PDL and Alexion are parties to that certain Settlement Agreement, dated of even date herewith (“Settlement Agreement”), pursuant to which, among other matters, PDL and Alexion have agreed to settle the Litigation (as defined in the Settlement Agreement) and enter into this Agreement; and

B. Alexion desires non-exclusive licenses to the PDL Queen Patent Family (as defined below) to make, have made, use, sell, offer for sale, import and export the Licensed Homology Product (as defined below) and Other Licensed Products (as defined below), and PDL is willing to grant such non-exclusive licenses to Alexion under the terms and conditions of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound, PDL and Alexion agree as follows:

1.	DEFINITIONS

Except as otherwise expressly provided herein, the following terms used in this Agreement shall have the definitions assigned to them in this Section 1 and shall include the singular as well as the plural.

1.1. “Affiliate.” Any corporate or other entity which, directly or indirectly, controls, is controlled by, or is under common control with a Party during the term of this Agreement, where “control” means the ownership of more than fifty percent (50%) of the voting shares of a corporation or other entity, or of decision-making authority as to an unincorporated entity; provided, however, that such corporation or other entity shall be an Affiliate only so long as such control exists.

1.2. “Agreement.” The meaning specified in the Preamble to this Agreement.

1.3. “Alexion.” The meaning specified in the Preamble to this Agreement.

1.4. “Antibody Person.” The meaning specified in the Settlement Agreement.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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1.5. “Asserted Homology Claims.” Claims 1, 2, 6, 8, 17, 18, 26, 33 and 35 of U.S. Patent No. 5,693,761; claims 1, 2, 3 and 10-19 of U.S. Patent No. 5,693,762; and claims 1, 2, 5, 6 and 25-28 of U.S. Patent No. 6,180,370.

1.6. “Bulk Product.” An Other Licensed Product supplied in a form other than a Finished Product that can be converted into a Finished Product.

1.7. “Combination Product.” Any product containing both a pharmaceutically active agent or ingredient that constitutes an Other Licensed Product and one or more other pharmaceutically active agents or ingredients that do not constitute Other Licensed Products.

1.8. “Confidential Information.” The meaning specified in Section 6.1.

1.9. “Controlled Affiliate.” Any Affiliate which, directly or indirectly, is controlled by a Party (where “controlled” has the meaning specified in Section 1.1).

1.10. “Discloser.” The meaning specified in Section 6.2(a).

1.11. “Effective Date.” The meaning specified in the Preamble to this Agreement.

1.12. “Finished Product.” Any Other Licensed Product in a form for use by an end user and not intended for further chemical or genetic manipulation or transformation.

1.13. “Foreign Homology-Only Claims.” Any claim of the PDL Foreign Queen Patents that does not require, either through the text on its face or by operation of applicable foreign law, that (a) one or more framework amino acid(s) be replaced or substituted, or (b) the sequence of the acceptor immunoglobulin heavy and/or light chain variable region framework be a consensus sequence of human immunoglobulin heavy and/or light chain variable region frameworks.

1.14. “Independent Third Party.” Any Person that is not (a) Alexion, (b) an Affiliate of Alexion, (c) a Sublicensee, or (d) an Affiliate of a Sublicensee.

1.15. “Licensed Homology Product.” The antibody known generically as eculizumab, identified in Biologics License Application No. 125166/0, Figure 3.2.S.1.2.2 (currently marketed by Alexion under the name Soliris®) and any antibody that has the same variable region amino acid sequences as the variable region amino acid sequences of eculizumab.

1.16. “Licensed Products.” Collectively, the Licensed Homology Product and the Other Licensed Products.

1.17. “Net Sales.” The aggregate gross revenues received from the sale or other disposition of Other Licensed Products by Alexion or any of its Affiliates or Sublicensees to an Independent Third Party, less deductions for the following to the extent pertaining to Other Licensed Products: (a) discounts, credits or allowances, if any, actually granted on account of price adjustments, recalls, rejection or return of items previously sold; (b) excise and sales taxes,

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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duties or other taxes and other governmental charges imposed on and paid with respect to such sales (excluding income or franchise taxes of any kind); (c) outer packing, transport, freight, insurance, handling and other freight-related costs; (d) trade, quantity and cash discounts and rebates, charge-backs and retroactive price reductions (including, without limitation, Medicaid rebates and rebates to social and welfare systems and to governmental agencies, or any payor, administrator or contractor (including, without limitation, managed health organizations)); (e) allowances, charge-backs, refunds and credits on account of rejected, damaged, outdated, returned, withdrawn or recalled Other Licensed Product or on account of retroactive price reductions affecting an Other Licensed Product; and (f) up to five percent (5%) of such aggregate gross revenues for co-pay assistance amounts and other payment assistance amounts actually provided by Alexion or its Affiliates or Sublicensees pursuant to any of their respective patient access or similar programs for the benefit of patients who are not covered by insurance (but only such portion of such amounts that are applicable to an Other Licensed Product).

If Alexion or any of its Affiliates or Sublicensees receives any non-cash consideration for any Other Licensed Product sold or otherwise disposed of to such an Independent Third Party, the reasonable fair market value of such non-cash consideration on the date of such sale or disposition shall be mutually agreed upon by the Parties.

Net Sales for Bulk Products shall be calculated by multiplying the units of Finished Product to which such Bulk Product is reasonably anticipated to be converted by the established market price of the Finished Product on the date of sale or disposition of such Bulk Product. By way of example and without limitation, units of Finished Product may be measured in grams or doses, as appropriate.

If Alexion or any of its Affiliates or Sublicensees receive any consideration for the sale or other disposition of any Other Licensed Product as part of a set of bundled products, Net Sales for such Other Licensed Product shall be calculated by reference to the average non-discounted unit price for such Other Licensed Product when sold or otherwise disposed of for cash other than as part of a set of bundled products. Net Sales for Combination Products shall be calculated as set forth in Section 3.4.

Net Sales shall not include the disposition of any Other Licensed Product in connection with any of the following so long as no consideration is received by Alexion or any of its Affiliates or Sublicensees in connection with such disposition: (i) any clinical trials or phase IV or other studies; (ii) any regulatory or governmental purposes; or (iii) any patient assistance programs or charitable or promotional purposes.

Net Sales shall be determined in accordance with U.S. generally accepted accounting principles consistently applied.

1.18. “No Contest Covenant.” The meaning specified in the Settlement Agreement.

1.19. “Other Licensed Product.” Each product listed on Exhibit A (as such list may be modified from time to time by Alexion in accordance with Section 2.3), the manufacture, use, sale, offer for sale, importation or exportation of which in a particular country would, but for the license granted in Section 2.1(b), infringe a Valid Claim.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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1.20. “Other PDL Patents.” The issued patents and patent applications (a) owned by PDL or any of its Affiliates as of the Effective Date of this Agreement that are not included in the PDL Queen Patent Family or (b) exclusively licensed to PDL or any of its Affiliates and in respect of which license it is reasonable to conclude that PDL or any such Affiliate has standing to sue any other Person for infringement (or in respect of which PDL or any of its Affiliates otherwise has the right to assert infringement against any other Person) as of the Effective Date of this Agreement that are not included in the PDL Queen Patent Family.

1.21. “Parties.” PDL and Alexion.

1.22. “Party.” Either PDL or Alexion.

1.23. “PDL Foreign Queen Patents.” The meaning specified in the Settlement Agreement.

1.24. “PDL Queen Patent Family.” The meaning specified in the Settlement Agreement.

1.25. “PDL Queen Patent Family Assignee.” The meaning specified in Section 2.6(a).

1.26. “Person.” An individual, partnership, limited liability company, corporation, joint stock company, trust (including, without limitation, a business trust), unincorporated association, joint venture, firm, enterprise or other entity.

1.27. “PTO.” The U.S. Patent and Trademark Office.

1.28. “Recipient.” The meaning specified in Section 6.2(a).

1.29. “Settlement Agreement.” The meaning set forth in the Recitals to this Agreement.

1.30. “Soliris.” The meaning specified in the Recitals to the Settlement Agreement.

1.31. “Sublicensee.” Any sublicensee to which Alexion has, pursuant to and in accordance with Section 2.2, granted a sublicense under the license granted to Alexion in Section 2.1(a), Section 2.1(b) and/or, if applicable, Section 2.6(b) (a “Primary Sublicensee”); and any sublicensee to which a Primary Sublicensee has, pursuant to and in accordance with Section 2.2, granted a further sublicense under the sublicense granted to such Primary Sublicensee by Alexion pursuant to Section 2.1(a), Section 2.1(b) and/or, if applicable, Section 2.6(b), respectively.

1.32. “Sublicensee Covenant.” The meaning specified in Section 2.2(c).

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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1.33. “Third Party.” A Person that is not a Party or an Affiliate of a Party.

1.34. “Valid Claim.” Any claim included in the PDL Queen Patent Family, which claim has not expired or been disclaimed or been held unenforceable or invalid by a governmental agency or court of competent jurisdiction by a decision from which no appeal has been timely taken or may be taken.

2.	LICENSE AND OTHER RIGHTS

2.1. License Grant. Subject to the terms and conditions of this Agreement, PDL hereby grants to Alexion and Alexion hereby accepts:

(a) a worldwide, non-transferable (except as provided in Section 8.1), non-exclusive license under the Asserted Homology Claims and the Foreign Homology-Only Claims to make, have made, use, sell, offer for sale, import and export the Licensed Homology Product for all indications (which license shall become fully paid-up upon Alexion’s payment in full of the payments pursuant to Section 3.1); and

(b) a worldwide, royalty-bearing, non-transferable (except as provided in Section 8.1), non-exclusive license under all claims of the PDL Queen Patent Family to make, have made, use, sell, offer for sale, import and export Other Licensed Products.

2.2. Sublicense Rights.

(a) Subject to Section 2.2(c) and Section 2.2(d), Alexion shall have the right to grant sublicenses under the license granted to Alexion in Section 2.1(a) in its sole discretion. Subject to Section 2.2(c) and Section 2.2(d), Alexion may grant any of its Affiliates or Sublicensees the right to grant further sublicenses under the sublicense granted to such Affiliate or Sublicensee pursuant to this Section 2.2(a) without PDL’s prior written consent.

(b) Subject to Section 2.2(c) and Section 2.2(d), Alexion shall have the right to grant sublicenses under the license granted to Alexion in Section 2.1(b) with respect to an Other Licensed Product solely to (i) any Person to which Alexion also licenses other issued patents or patent applications necessary for the research, development, manufacture, use, marketing or sale of such Other Licensed Product, or (ii) any of Alexion’s Affiliates; provided, however, that Alexion or any of its Affiliates (A) has, itself or through a contractor engaged by Alexion or such Affiliate for Alexion’s or its Affiliate’s benefit, undertaken substantial development efforts in connection with such Other Licensed Product that is the subject of any such sublicense, and/or (B) owns or has exclusive rights to such Other Licensed Product. Subject to Section 2.2(c) and Section 2.2(d), Alexion may grant any of its Affiliates or Sublicensees the right to grant further sublicenses under the sublicense granted to such Affiliate or Sublicensee pursuant to this Section 2.2(b) without PDL’s prior written consent. Alexion does not have the right to grant any other sublicenses under the license granted to Alexion in Section 2.1(b) without PDL’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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(c) Each sublicense granted under the license(s) granted to Alexion in Section 2.1(a), Section 2.1(b) and/or, if applicable, Section 2.6(b) (and each sublicense granted under such sublicense) shall be in writing and shall (i) be subject to all applicable terms and conditions of this Agreement (including, without limitation, with respect to each sublicense granted under the license granted to Alexion in Section 2.1(b) (and each sublicense granted under such sublicense), the right of Alexion to terminate such sublicense in the event of an uncured payment breach or other uncured material breach of such sublicense agreement by the Sublicensee of such sublicense agreement), in respect of which PDL shall expressly be named as a third party beneficiary of such agreement with the right to fully enforce its rights with respect to such applicable terms and conditions of this Agreement (including, without limitation, the right to fully enforce the Sublicensee Covenant (as defined below in this Section 2.2(c)) with respect to such Sublicensee and to terminate such sublicense agreement if such Sublicensee breaches such Sublicensee Covenant), provided that PDL shall only exercise its third party beneficiary rights after (x) it has notified Alexion that it plans to exercise such rights and has given Alexion a reasonable period of time to, as applicable, enforce Alexion’s rights or terminate such sublicense agreement, and (y) PDL and Alexion have reasonably coordinated with each other in connection with the timing and exercise of such rights by PDL (and in the event PDL exercises such rights, it will keep Alexion reasonably apprised of the status of its efforts in connection therewith (including, without limitation, by promptly providing Alexion with copies of written communications with any Sublicensees)), and (ii) include a covenant in such sublicense agreement with such Sublicensee that such Sublicensee shall not (A) intentionally provide direct monetary assistance to any Third Party to Challenge (as such term is defined in the Settlement Agreement) any of the PDL Queen Patent Family or (B) intentionally file or otherwise initiate any lawsuit, arbitration, interference, reexamination or opposition or any other proceeding in which such Sublicensee alleges or seeks a determination that any of the PDL Queen Patent Family is invalid or unenforceable (the “Sublicensee Covenant”); provided, however, that if a court of competent jurisdiction holds in a decision from which no appeal may be taken or has been timely taken that the Sublicensee Covenant is unenforceable or invalid under applicable law, such Sublicensee shall not be bound by the Sublicensee Covenant solely in the jurisdiction to which such court decision applies. If a Sublicensee breaches the Sublicensee Covenant by intentionally filing or otherwise initiating any lawsuit, arbitration, interference, reexamination or opposition proceeding or any other proceeding in which such Sublicensee alleges or seeks a determination that any of the PDL Queen Patent Family is invalid or unenforceable, Alexion shall immediately notify PDL in writing thereof and shall immediately terminate such sublicense agreement, provided, however, that Alexion has the right to so terminate such agreement under applicable law. Notwithstanding the foregoing in this Section 2.2(c), a Sublicensee shall not be obligated to covenant and agree not to file or otherwise initiate or participate in any lawsuit, arbitration, interference, reexamination or opposition or any other proceeding that alleges or seeks a determination that one or more claims of an issued patent within the PDL Queen Patent Family is invalid or unenforceable, provided that no Licensed Product forms any jurisdictional basis on which such lawsuit, arbitration, interference, reexamination or opposition or any other proceeding is filed or continued. In addition to, and without limiting, Section 3.5(f) of the Settlement Agreement, if a Sublicensee is an Antibody Person that has an antibody that is not a Licensed Product and that is in Phase III development or later, such Sublicensee shall not, for so long as such Person is an Antibody Person (that has an antibody that is not a Licensed Product

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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and that is in Phase III development or later), be obligated to covenant and agree not to file or otherwise initiate or participate in any lawsuit, arbitration, interference, reexamination or opposition or other proceeding that seeks a determination that one or more claims of an issued patent within the PDL Queen Patent Family is invalid or unenforceable, provided that no Licensed Product forms any jurisdictional basis on which such lawsuit, arbitration, interference, reexamination or opposition or other proceeding is filed or continued or thereafter becomes a subject of such lawsuit, arbitration, interference, reexamination or opposition or other proceeding.

(d) Alexion shall provide a written summary to PDL within forty-five (45) days following the end of each calendar quarter during the term of this Agreement specifying the name of each Sublicensee, territory and scope of the rights sublicensed under this Agreement (or further sublicensed under any sublicense agreement granted under this Agreement) during such quarter; provided, however, that no such written summary shall be required for a calendar quarter in the event that, during such calendar quarter, there are (i) no rights sublicensed under this Agreement by Alexion and (ii) no rights further sublicensed by any Sublicensee under any sublicense granted to such Sublicensee under this Agreement. For the avoidance of doubt, Alexion shall remain liable for all obligations under this Agreement with respect to sales and other dispositions of Other Licensed Products under each sublicense granted under the license granted to Alexion (and each sublicense granted under such sublicense) in Section 2.1(b) (including, without limitation, royalty payment obligations under Section 3.2).

2.3. Additional Other Licensed Products. Alexion may, in its sole discretion, add any product to Exhibit A from time to time, provided that Alexion or any of its Affiliates (a) has performed, itself or through a contractor engaged by Alexion or such Affiliate for Alexion’s benefit, substantial development work with respect to such product, (b) owns or has the exclusive rights to manufacture, use, sell, offer for sale, import, export and/or otherwise exploit such product (provided that, with respect to any such product for which Alexion has any such exclusive rights only for a particular geographic territory, Alexion’s corresponding license rights under Section 2.1(b) with respect to such product shall be limited to such geographic territory) and/or (c) owns or has the non-exclusive rights to manufacture, use, import or export such product in order to support regulatory filings or sales in countries or geographic territories in which Alexion or such Affiliate has the exclusive right to sell or offer for sale such product. In the event Alexion desires to add any such product to Exhibit A, Alexion shall so notify PDL in writing and, upon PDL’s receipt of such written notification, such product shall be deemed to be added to Exhibit A and shall be an Other Licensed Product hereunder. For each Other Licensed Product added to Exhibit A by Alexion pursuant to this Section 2.3 after the first three (3) Other Licensed Products added to Exhibit A by Alexion hereunder, in addition to the royalties Alexion is obligated to pay pursuant to Section 3.2, Alexion shall pay to PDL a one-time, non-refundable, lump-sum payment pursuant to Section 3.2. Notwithstanding anything in this Agreement, in the event that Alexion breaches the No Contest Covenant and fails to cure such breach as provided in Section 6.2 of the Settlement Agreement, then PDL may, subject to all of the terms and conditions set forth in the Settlement Agreement, invoke its right under Section 6.2 of the Settlement Agreement to terminate Alexion’s right under this Section 2.3 of this Agreement to add any products to Exhibit A of this Agreement.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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2.4. Alexion Right of First Refusal. Subject to the exclusive licenses and rights set forth on Exhibit C that PDL has granted to a Third Party prior to the Effective Date, in the event that PDL determines in good faith to offer any exclusive license(s) to any claim(s), issued patent(s) or patent applications included in the PDL Queen Patent Family, PDL shall first notify Alexion in writing of (a) the type of transaction that PDL is planning on pursuing, (b) the field (including, without limitation, the specific target or indication, if applicable) and the geographic territory of such proposed exclusive license and the relevant issued patent(s), patent applications or claim(s) to be exclusively licensed, and (c) the general economic terms proposed by PDL for such license (a “PDL Notice”). If Alexion is interested in obtaining an exclusive license under the claim(s), issued patent(s) or patent applications included in the PDL Queen Patent Family in the field and geographic territory, and on the general economic terms, described in the PDL Notice, then Alexion shall so notify PDL in writing (an “Alexion Notice”) within thirty (30) days from Alexion’s receipt of such PDL Notice. In such event, Alexion and PDL each hereby agree to exclusively negotiate in good faith the terms and conditions of such license for a period of ninety (90) days from the date of such Alexion Notice (a “Negotiation Period”). If the Parties agree on all of the terms and conditions of the exclusive license agreement during the Negotiation Period, then the Parties shall execute a written exclusive license agreement containing such terms and conditions. If the Parties are unable to agree on all of the terms and conditions of such exclusive license within the Negotiation Period, then PDL shall thereafter be free to enter into an agreement for the exclusive license described in the PDL Notice with any Third Party on terms and conditions that, in the aggregate and taken as a whole, are in PDL’s good faith judgment more advantageous to PDL than the terms and conditions last offered to PDL by Alexion.

2.5. No Other License. Alexion expressly acknowledges and agrees that, except for the licenses expressly granted to Alexion in Section 2.1 and Section 2.6(b), no licenses to the PDL Queen Patent Family and no licenses to any Other PDL Patents, or to any know-how, trade secrets or other intellectual property, are included in this Agreement or granted by implication, estoppel or otherwise. As between Alexion and PDL, subject to the licenses granted to Alexion in Section 2.1 and Section 2.6(b), PDL retains all right, title and interest in and to all of the PDL Queen Patent Family and Other PDL Patents.

2.6. Covenant Not to Sue with Respect to PDL Queen Patent Family.

(a) PDL covenants and agrees not to, and to cause its Controlled Affiliates and each of its and their respective exclusive licensees (to the extent it is reasonable to conclude that such licensee has standing to sue any other Person for infringement of any PDL Queen Patent Family that is not an Asserted Homology Claim or a Foreign Homology-Only Claim) not to, assert, initiate, file or otherwise commence anywhere in the world any proceeding or action (including, without limitation, any litigation, arbitration, interference or other proceeding), at law or in equity, against Alexion or any of Alexion’s Affiliates or any successors or assigns of Alexion or any of Alexion’s Affiliates or any Sublicensee to which Alexion has granted a sublicense under the license granted to Alexion in Section 2.1(a) and/or, if applicable, Section 2.6(b) (but only for so long as such Sublicensee has an effective sublicense granted under and in accordance with this Agreement) claiming that the manufacture, use, sale, offer for sale,

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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importation or exportation of the Licensed Homology Product infringes any claim of the PDL Queen Patent Family that is not an Asserted Homology Claim or a Foreign Homology-Only Claim. Prior to any sale, assignment or other transfer by PDL or any of its Controlled Affiliates of all or substantially all of its rights (which, for the avoidance of doubt, does not include any grant of a non-exclusive license) in and to (or any grant by PDL or any of its Controlled Affiliates of any exclusive license, in respect of which license it is reasonable to conclude that such exclusive licensee has standing to sue for infringement of any patent included in the PDL Queen Patent Family that includes a claim that is not an Asserted Homology Claim or a Foreign Homology-Only Claim, under) any issued patent or patent application included in the PDL Queen Patent Family that includes a claim that is not an Asserted Homology Claim or a Foreign Homology-Only Claim to any other Person (each such other Person, a “PDL Queen Patent Family Assignee”), PDL shall, and shall cause its Controlled Affiliates (and its and their exclusive licensees to the extent it is reasonable to conclude that such licensee has standing to sue any other Person for infringement of any PDL Queen Patent Family that is not an Asserted Homology Claim or a Foreign Homology-Only Claim) to: (i) require each PDL Queen Patent Family Assignee to acknowledge and agree in writing (A) to be bound by this Section 2.6(a) with respect to such issued patent or patent application, (B) that Alexion (or its successor, assign or Sublicensee, as applicable) is a third party beneficiary of such agreement with the right to fully enforce its rights set forth in this Section 2.6(a) and (C) to require and obligate any Person to whom such PDL Queen Patent Family Assignee subsequently sells, assigns or otherwise transfers ownership of such issued patent or patent application (or grants an exclusive license under such issued patent or patent application, in respect of which license it is reasonable to conclude that such exclusive licensee has standing to sue for infringement of such issued patent or patent application) to acknowledge and agree in writing to be bound by this Section 2.6(a) in connection with any subsequent sale(s), assignment(s) or other transfer(s) of such issued patent or patent application; and (ii) provide Alexion (or its successor or assign, as applicable) with a certification executed by PDL and such PDL Queen Patent Family Assignee, confirming that the obligations set forth above in subclause (i) of this Section 2.6(a) have been, with respect to PDL and such PDL Queen Patent Family Assignee, fully complied with.

(b) Without limiting the foregoing in Section 2.6(a), and subject to the terms and conditions of this Agreement, PDL hereby grants to Alexion and Alexion hereby accepts a worldwide, non-transferable (except as provided in Section 8.1), non-exclusive, sublicensable (but only to the same extent that the license under Section 2.1(a) is sublicensable under Section 2.2(c), and subject to Section 2.2(c) and Section 2.2(d)) license under all claims of the PDL Queen Patent Family that are not Asserted Homology Claims or Foreign Homology-Only Claims to make, have made, use, sell, offer for sale, import and export the Licensed Homology Product for all indications, which license shall be effective as of the Effective Date and shall become fully paid-up upon Alexion’s payment in full of the payments pursuant to Section 3.1, but Alexion may only exercise its rights under the foregoing license in this Section 2.6(b) solely in the event and solely to the extent that:

(i) the covenant set forth in Section 2.6(a) is held to be unenforceable or invalid under, or in contravention of, applicable law by any court of competent jurisdiction, provided that Alexion may only exercise its rights under the foregoing license in this Section 2.6(b)

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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as a result of such court decision solely with respect to any patents issued by, or patent applications pending in, a patent office or similar governmental agency with effect in the jurisdiction to which such court decision applies; or

(ii) (A) PDL and/or any of its Controlled Affiliates, and/or any PDL Queen Patent Family Assignee does not comply with Section 2.6(a) (including, without limitation, (1) in connection with any sale, assignment or other transfer of all or substantially all of its rights in and to (or any grant by PDL or any of its Controlled Affiliates of any exclusive license, in respect of which license it is reasonable to conclude that such exclusive licensee has standing to sue for infringement of any patent included in the PDL Queen Patent Family that includes a claim that is not an Asserted Homology Claim or a Foreign Homology-Only Claim, under) any issued patent or patent application included in the PDL Queen Patent Family that includes a claim that is not an Asserted Homology Claim or a Foreign Homology-Only Claim, or (2) any PDL Queen Patent Family Assignee (including, without limitation, any exclusive licensee of any such issued patent or patent application to the extent it is reasonable to conclude that such exclusive licensee has standing to sue any other Person for infringement of any PDL Queen Patent Family that is not an Asserted Homology Claim or a Foreign Homology-Only Claim) does not agree in writing prior to or effective as of the closing of such sale, assignment, acquisition, exclusive license or other transfer (or thereafter fails to comply with such agreement) to comply with Section 2.6(a) with respect to such issued patent or patent application or such agreement with a PDL Queen Patent Family Assignee is held to be unenforceable or invalid under, or in contravention of, applicable law by any court of competent jurisdiction), provided that Alexion may only exercise its rights under the foregoing license in this Section 2.6(b) as a result of such non-compliance with respect to such issued patent or patent application; and/or (B) an Affiliate of PDL that is not a Controlled Affiliate of PDL commits an act or omission that, if it was an act or omission of PDL or its Controlled Affiliate, would not comply with Section 2.6(a); and/or (C) any exclusive licensee under any claim of the PDL Queen Patent Family that is not an Asserted Homology Claim or a Foreign Homology-Only Claim (regardless of whether it is reasonable to conclude that such licensee has standing to sue any other Person for infringement of any PDL Queen Patent Family that is not an Asserted Homology Claim or a Foreign Homology-Only Claim) commits an act or omission that, if it was an act or omission of PDL or its Controlled Affiliate, would not comply with Section 2.6(a); or

(iii) this Agreement or the covenant set forth in Section 2.6(a) is rejected by a trustee in connection with a bankruptcy proceeding and the bankruptcy court (or any other court of competent jurisdiction) has determined that Section 365(n) of the U.S. Bankruptcy Code does not apply to such a covenant; or

(iv) any issued patent or patent application included in the PDL Queen Patent Family subject to the covenant set forth in Section 2.6(a) is transferred, assigned or otherwise disposed of in connection with a bankruptcy proceeding free and clear of such covenant, provided that Alexion may only exercise its rights under the foregoing license in this Section 2.6(b) as a result of such disposition only with respect to such issued patent or patent application; or

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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(v) any patent included in the PDL Queen Patent Family subject to the covenant set forth in Section 2.6(a) is asserted against (or any proceeding or action is otherwise initiated, filed or otherwise commenced anywhere in the world, at law or in equity, against) Alexion, any of Alexion’s Affiliates, any successors or assigns of Alexion or any of Alexion’s Affiliates, or any Sublicensee to which Alexion has granted a sublicense under the license granted to Alexion in Section 2.1(a) and/or, if applicable, Section 2.6(b), or any Sublicensee of any such Sublicensee (but, with respect to any of the foregoing Sublicensees, only if such Sublicensee, at the time of such assertion, has an effective sublicense granted under and in accordance with this Agreement), in each of the foregoing cases, with respect to the Licensed Homology Product; provided that this subsection (v) only entitles Alexion to exercise the foregoing license in this Section 2.6(b) as a result of such assertion only with respect to such patent.

(c) Each Party agrees, covenants, represents and warrants, and shall cause its Affiliates (and with respect to Alexion, its Sublicensees (and all Sublicensees of such Sublicensees), and with respect to PDL, its exclusive licensees of any patent included in the PDL Queen Patent Family that includes a claim that is not an Asserted Homology Claim or a Foreign Homology-Only Claim in respect of which it is reasonable to conclude that such exclusive licensees have standing to sue any other Person for infringement of such patent) to agree, covenant, represent and warrant, that it will not challenge the validity or enforceability of the covenant set forth in Section 2.6(a) or any of the other provisions set forth in this Section 2.6.

(d) For the avoidance of doubt, notwithstanding anything contained herein, nothing in this Section 2.6 limits the license grant set forth in Section 2.1(a).

(e) If any patent included in the PDL Queen Patent Family subject to the covenant set forth in Section 2.6(a) is asserted by a Person with standing against (or any proceeding or action is otherwise initiated, filed or otherwise commenced by a Person with standing anywhere in the world, at law or in equity, asserting any such patent) against Alexion or any of Alexion’s Affiliates (or any successors or assigns of Alexion or any of Alexion’s Affiliates or any Sublicensee to which Alexion has granted a sublicense under the license granted to Alexion in Section 2.1(a)) with respect to the Licensed Homology Product, then, notwithstanding anything contained in this Agreement or the Settlement Agreement, and solely with respect to such patent, neither Alexion nor its Affiliates (nor any of its or their successors or assigns nor any Sublicensee to which Alexion has granted a sublicense under the license granted to Alexion in Section 2.1(a)) shall be bound by or otherwise have any obligation under the No Contest Covenant or any other provision set forth in Section 3 of the Settlement Agreement (and such provisions shall be of no force and effect) solely in connection with such proceeding or action and solely for the period of time beginning on the date such proceeding or action is filed or otherwise commences and ending on the date of a final decision by a relevant court of competent jurisdiction or arbitral body, as applicable, in connection with such proceeding or action from which no appeal has been timely taken or may be taken.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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2.7. Covenant Not to Sue with Respect to Other PDL Patents. PDL covenants and agrees not to, and to cause its Affiliates not to, assert, initiate, file or otherwise commence anywhere in the world any proceeding or action (including, without limitation, any litigation, arbitration, interference or other proceeding), at law or in equity, against Alexion or any of Alexion’s Affiliates or any successors or assigns of Alexion or any of Alexion’s Affiliates or any Sublicensee to which Alexion has granted a sublicense under the license granted to Alexion in Section 2.1(a), or any Sublicensee of any such Sublicensee (but with respect to any of the foregoing Sublicensees, only for so long as such Sublicensee has an effective sublicense granted under and in accordance with this Agreement), claiming that the manufacture, use, sale, offer for sale, importation or exportation of the Licensed Homology Product infringes any claim of any Other PDL Patent.

3.	PAYMENTS; ROYALTIES; REPORTS

3.1. Lump-Sum Payments. In consideration of the licenses granted to Alexion in Section 2.1(a) and Section 2.6(b), the covenants granted pursuant to Section 2.6 and Section 2.7 and the release by PDL pursuant to Section 2.2 of the Settlement Agreement, Alexion shall pay to PDL a one-time, non-refundable, lump-sum payment of twenty-five million U.S. dollars ($25,000,000), twelve million five hundred thousand U.S. dollars ($12,500,000) of which shall be due and paid by Alexion to PDL within ten (10) days after the Effective Date and twelve million five hundred thousand U.S. dollars ($12,500,000) of which shall be due and paid by Alexion to PDL within six (6) months after the Effective Date. Upon PDL’s receipt of such payment of twenty-five million U.S. dollars ($25,000,000) in full in accordance with this Section 3.1, the licenses granted to Alexion in Section 2.1(a) and Section 2.6(b) shall be fully paid-up, irrevocable, perpetual and sublicensable as set forth in this Agreement.

3.2. Royalties and Other Payments on Other Licensed Products.

(a) For each Other Licensed Product added to Exhibit A by Alexion pursuant to Section 2.3 after the first three (3) Other Licensed Products have been added to Exhibit A by Alexion, Alexion shall, in addition to the royalties Alexion is obligated to pay to PDL pursuant to Section 3.2(b), pay to PDL a one-time, non-refundable, lump-sum payment of [*], which payment shall be due and payable by Alexion to PDL within fifteen (15) business days of the later of (i) the date of a filing by Alexion or its Affiliate or Sublicensee for marketing approval for such Other Licensed Product with any regulatory authority in any country, and (ii) the date Alexion adds such Other Licensed Product to Exhibit A pursuant to Section 2.3.

(b) In consideration of the license granted to Alexion in Section 2.1(b), Alexion shall pay to PDL on a country-by-country and Other Licensed Product-by-Other Licensed Product basis a royalty of four percent (4%) of the Net Sales of all Other Licensed Products sold or otherwise disposed of by Alexion or any of its Affiliates or any Sublicensee. For the avoidance of doubt, the foregoing royalty obligation in this Section 3.2 expires with respect to an Other Licensed Product in a particular country on the earlier to occur of (i) the last date on which there is a Valid Claim that, but for the license granted to Alexion in Section 2.1(b), would be infringed by the manufacture, use, sale, offer for sale, importation or exportation of such Other Licensed Product in such country and (ii) December 2, 2014. Notwithstanding the foregoing sentence, with respect to any Other Licensed Product

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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manufactured, used, sold, offered for sale in, or imported to or exported from, any country within the European Union in which PDL has obtained a supplementary protection certificate on such Other Licensed Product, the foregoing royalty obligation in this Section 3.2 expires on the earlier to occur of (A) December 28, 2014 and (B) the expiration date of any such supplementary protection certificate in such country. Upon expiration of the royalty obligation in and in accordance with this Section 3.2 with respect to an Other Licensed Product in a particular country, the license granted to Alexion in Section 2.1(b) with respect to such Other Licensed Product in such country shall be fully paid-up, irrevocable, perpetual and sublicensable as set forth in this Agreement. For the avoidance of doubt, if Alexion breaches the No Contest Covenant under the Settlement Agreement, and fails to cure such breach as provided in Section 6.2 of the Settlement Agreement, then the four percent (4%) royalty payable to PDL under this Section 3.2 on the Net Sales of Other Licensed Products may be increased prospectively thereafter to [*] of the Net Sales of all Other Licensed Products, as provided in Section 6.2 of the Settlement Agreement (and subject to all of the terms and conditions set forth in the Settlement Agreement).

3.3. Sales Among Affiliates. Sales or other transfers of an Other Licensed Product between and/or among Alexion, any of its Affiliates and/or any Sublicensees (or between or among a Sublicensee and its Affiliates) of such Other Licensed Product, which Other Licensed Products are subsequently resold by Alexion or any such Affiliate or Sublicensee (or any such Affiliate of such Sublicensee) to an Independent Third Party, shall, for purposes of Section 3.2, be excluded from Net Sales and shall not be subject to the royalty obligations set forth in Section 3.2, but in such cases, revenues shall be included in Net Sales and royalties shall accrue and be calculated in accordance with Section 3.2 on any subsequent sale or other transfer or disposition of such Other Licensed Products by Alexion or any such Affiliate or Sublicensee to an Independent Third Party.

3.4. Combination Products. Net Sales in a particular country, in the case of a Combination Product for which the pharmaceutically active agent or ingredient constituting an Other Licensed Product(s) and each of the other pharmaceutically active agents or ingredients not constituting Other Licensed Product(s) have established market prices in such country when sold separately, shall be determined by multiplying the Net Sales for such Combination Product by a fraction, the numerator of which shall be the established market price for the Other Licensed Product(s) contained in such Combination Product and the denominator of which shall be the sum of the established market prices for the Other Licensed Product(s) plus the established market prices for the other pharmaceutically active agents or ingredients contained in such Combination Product. When such separate market prices are not established in a country, then the Parties shall negotiate in good faith to determine a fair and equitable method of calculating Net Sales in such country for the Combination Product in question.

3.5. Payment, Currency Conversion. All amounts payable to PDL under this Agreement shall be paid in U.S. dollars by wire transfer to the following account (or such other account as PDL may designate in writing from time to time):

Bank:         [*]

Further Credit to:     PDL Biopharma

A/C Number:         [*]

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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In the case of royalties on Net Sales of Other Licensed Products, all amounts payable shall first be calculated in the currency of sale and then converted into U.S. dollars using the average of the daily exchange rates for such currency quoted by Citibank, N.A. for each of the last five (5) banking days of the calendar quarter in respect of which such royalties are payable.

3.6. Currency Transfer Restrictions. If restrictions on the transfer of currency exist in any country such as to prevent Alexion from making payments in the U.S., Alexion shall take reasonable steps to obtain a waiver of such restrictions to the extent reasonably available or otherwise enable Alexion to make such payments, failing which Alexion may make the royalty payments due upon sales or other dispositions of Other Licensed Products in such country in local currency and deposit such payments in a local bank or other depository designated by PDL.

3.7. Royalty Reports.

(a) Current Reports. Alexion agrees to make written reports and royalty payments to PDL within forty-five (45) days after the close of each calendar quarter during the term of this Agreement, beginning with the calendar quarter in which the date of first sale or other royalty-bearing disposition of an Other Licensed Product by Alexion or any of its Affiliates or any Sublicensee occurs, and ending with the calendar quarter in which Alexion’s obligation to pay royalties on all Other Licensed Products pursuant to Section 3.2 expires. Each such report shall state for the calendar quarter in question: (i) gross revenues and Net Sales received by Alexion, its Affiliates and all Sublicensees on a country-by-country and Other Licensed Product-by-Other Licensed Product basis; (ii) the quantity of each Other Licensed Product sold or otherwise disposed of in such quarter and the country of manufacture of such Other Licensed Product; (iii) applicable offsets; and (iv) the royalty due to PDL thereon pursuant to this Section 3. No later than at the time of the making of each such report, Alexion shall make any payment due to PDL of royalties for the quarter covered by such report.

(b) Termination Report. For each Other Licensed Product, Alexion agrees to make a written report to PDL within ninety (90) days after the date on which Alexion, its Affiliates and all Sublicensees last sell or otherwise dispose of such Other Licensed Product in a country, stating in such report the same information required in the quarterly reports under Section 3.7(a) for all such Other Licensed Product made, sold or otherwise disposed of in such country not previously reported to PDL.

3.8. Inspection. Alexion agrees to keep, and to cause its Affiliates and Sublicensees to which Alexion has granted a sublicense under the license granted to Alexion in Section 2.1(b) (and all Sublicensees of such Sublicensees) to keep, for a period of at least three (3) years, clear, accurate and complete records for each reporting period in which Net Sales occur, which records show the manufacturing, sales, use and other disposition of Other Licensed Products in sufficient detail to enable the royalties payable hereunder to be determined, and further agrees to permit its

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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books and records, and to cause such Affiliates and Sublicensees to permit their books and records, to be examined by an independent accounting firm selected by PDL and reasonably satisfactory to Alexion (or, as applicable, such Affiliate or Sublicensee) from time-to-time, but not more than once per calendar year. Such examination is to be made at the expense of PDL, except in the event that the results of such examination reveal that Alexion has underpaid PDL by [*] or more, in which case the fees for such examination shall be paid by Alexion. Any such discrepancies will be promptly corrected by a payment or refund, as appropriate.

3.9. Withholding.

(a) Lump-Sum Payment. The amounts payable under Section 3.1 shall represent the actual proceeds to be received by PDL, net of any withholding or other taxes or levies that may be applicable to such payments, provided that PDL shall be responsible for the payment of any and all income taxes on such payments. PDL agrees to reasonably cooperate with Alexion in obtaining a refund of any withholding taxes or levies paid by Alexion, if any, with respect to payments to PDL under Section 3.1. In the event that PDL is successful in obtaining any refund of tax withholding amounts paid by Alexion under Section 3.1, PDL agrees to promptly remit such refund amount to Alexion.

(b) Royalty Payments. PDL shall be responsible for the payment of any and all income taxes and any withholding taxes, levies or other duties that are levied on the payment by Alexion to PDL of royalties under Section 3.2 of this Agreement. Where any royalties due to be paid to PDL under Section 3.2 are subject to any withholding or similar tax under applicable law, the Parties shall take reasonable steps to do all such reasonable acts and things and to sign all such deeds and documents as will enable them to take advantage of any applicable double taxation agreements with the object of paying the sums due to PDL under deductions of a reduced rate of withholding tax or in full. In the event there is no double taxation agreement or the reduced rate of withholding tax under the relevant double taxation agreement is greater than zero percent (0%), Alexion shall promptly pay such withholding or similar tax, deduct the relevant amount from the payment due to PDL and promptly secure and send to PDL written proof of such withholding or similar tax in a form satisfactory to PDL. Alexion agrees to reasonably cooperate with PDL in obtaining a foreign tax credit in the U.S. with respect to royalties due to PDL under this Agreement.

3.10. Interest on Overdue Payments. Alexion shall be liable for interest on any overdue payment, at the rate of [*] per annum or the highest rate allowed by law, whichever is less, commencing on the date such payment is due until paid in full without prejudice to PDL’s right to receive payment on the due date (provided that, if the amount of such payment is the subject of a good faith dispute between the Parties, then interest shall not accrue on such amount in dispute until such dispute has been resolved (provided further that all amounts not in dispute have been paid by Alexion in full when due)). The Parties shall discuss and attempt to resolve in good faith any such disputes within a reasonable period of time.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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3.11. No Royalty Offsets. No royalty percentages or amounts that Alexion owes or pays to any other Person shall be creditable or offset against or shall otherwise affect the royalties or other amounts owed by Alexion to PDL under this Agreement.

4.	INFRINGEMENT OF PDL QUEEN PATENT FAMILY

4.1. Suits. PDL shall not have any obligation hereunder to institute any action, suit or other proceeding against any Third Parties for infringement of any of the patents included in the PDL Queen Patent Family or any Other PDL Patents or to defend any action, suit or proceeding brought by a Third Party which challenges or concerns the validity or enforceability of any of the patents included in the PDL Queen Patent Family or any Other PDL Patents.

5.	REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

5.1. Valid Agreement and Certain Other Representations and Warranties. Each Party represents and warrants to the other Party that it has all requisite legal and corporate power and authority, and the rights necessary, to enter into this Agreement and to carry out and perform all of its obligations under this Agreement and, with respect to PDL, to grant all of the licenses and rights, and, with respect to Alexion, to grant all of the rights, granted by it under this Agreement. PDL represents, warrants and covenants to Alexion that (a) it is the sole and exclusive owner of the entire right, title and interest in and to the PDL Queen Patent Family, except for those exclusive licenses and rights set forth on Exhibit C and the non-exclusive licenses that PDL has previously granted, (b) no other Person has any ownership right, title or interest or, except for those exclusive licensees set forth on Exhibit C, an exclusive license in or to any issued patent or patent application included in the PDL Queen Patent Family, (c) the PDL Queen Patent Family may be licensed to Alexion hereunder without payment of any royalty or fee, or incurring any other obligation, to any other Person, (d) during the period commencing on March 16, 2007 and ending on the Effective Date, neither PDL nor any of its Affiliates have sold, assigned or otherwise transferred to any Person (including, without limitation, by granting any exclusive license, in respect of which license such exclusive licensee has standing to sue for infringement of any of the patents described in this Section 5.1(d) based on the manufacture, use, sale, offer for sale, import or export of Soliris or of the variable region of any other Licensed Homology Product) any right, title or interest in or to any issued patents or patent applications that PDL or any of its Affiliates owned or exclusively licensed in from any other Person at any time during such period which may be infringed by the manufacture, use, sale, offer for sale, import or export of Soliris or of the variable region of any other Licensed Homology Product, including, without limitation, for any indication in any country or geographic territory, and (e) none of the Other PDL Patents will be infringed by the manufacture, use, sale, offer for sale, import or export of Soliris or of the variable region of any other Licensed Homology Product, including, without limitation, for any indication in any country or geographic territory. For the avoidance of doubt, the representations, warranties and covenants made by PDL in the foregoing Sections 5.1(d) and 5.1(e) are solely for the purposes of this Agreement and the Settlement Agreement and shall not be deemed to be an admission for the purposes of (i) any claim by or against PDL or any Affiliate of PDL or (ii) any litigation or other proceeding between any Independent Third Party and PDL or any Affiliate of PDL, in the case of each of subsections (i) and (ii), to which Alexion or any of its Affiliates or any Sublicensees is not a party and that does not involve Soliris or the variable region of any other Licensed Homology Product.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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5.2. Disclaimers. Nothing in this Agreement shall be construed as (a) a warranty or representation by PDL as to the validity, enforceability or scope of any of the patents or patent applications included in the PDL Queen Patent Family or any Other PDL Patents, (b) a requirement that PDL file or prosecute any patent application, or secure any patent or patent rights, or maintain any patent in force, or provide copies of any patent applications to Alexion or its Affiliates or any Sublicensees, or disclose any inventions described or claimed in any patent applications, or (c) a warranty or representation by PDL that any Licensed Product is or will be free from infringement of any patents, copyrights, trademarks, trade secrets or other intellectual property or other rights of any Third Parties. Alexion acknowledges and agrees that any royalties or payments that may be due to any Third Parties in order for Alexion to make, have made, use, sell, import, export or otherwise dispose of or exploit any Licensed Product shall be the sole responsibility of Alexion.

5.3. No Other Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 2.6(c) AND SECTION 5.1 AND IN THE SETTLEMENT AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER RELATING TO THIS AGREEMENT, THE SETTLEMENT AGREEMENT AND/OR THE LITIGATION, INCLUDING, WITHOUT LIMITATION, ANY OF THE PDL QUEEN PATENT FAMILY, ANY OTHER PDL PATENTS, OR ANY CELL LINES, ANTIBODIES OR ANY LICENSED PRODUCTS, AND PDL FURTHER MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE PRACTICE OF ANY OF THE PDL QUEEN PATENT FAMILY, OR ANY OTHER PDL PATENTS, OR THAT THE MANUFACTURE, USE, SALE, OFFER FOR SALE, IMPORTATION, EXPORTATION AND/OR OTHER EXPLOITATION OF ANY CELL LINES, ANTIBODIES, LICENSED PRODUCTS OR OTHER MATERIALS WILL NOT INFRINGE ANY THIRD PARTY INTELLECTUAL PROPERTY OR OTHER RIGHTS.

5.4. Indemnification by Alexion. Alexion shall at all times, during the term of this Agreement and thereafter, indemnify and hold harmless PDL and its Affiliates, and PDL’s and its Affiliates’ respective directors, officers, agents and employees, from any claim, proceeding, loss, expense and liability of any kind whatsoever (including, without limitation, those resulting from death, personal injury, illness or property damage, and including, without limitation, legal expenses and reasonable attorneys’ fees) arising out of or resulting from any Third Party claim arising out of or resulting from: (a) any Third Party claim of patent infringement (direct or contributory) or inducing patent infringement with respect to (i) the activities of Alexion or any of its Affiliates or (ii) the activities of any Sublicensees, which activities, in each case, are in connection with any Licensed Product; (b) the development, manufacture, holding, use, testing, advertisement, importation, exportation, offering for sale, sale or other disposition or exploitation by Alexion or any of its Affiliates or any Sublicensees (or any distributor, customer or representative of Alexion or any of its Affiliates or any Sublicensees that is in privity with Alexion or any of its Affiliates or any Sublicensees), of any Licensed Product; and/or (c) any breach by Alexion of Section 5.1.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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5.5. Indemnification by PDL. PDL shall at all times, during the term of this Agreement and thereafter, indemnify and hold harmless Alexion and its Affiliates and all Sublicensees, and Alexion’s and its Affiliates’ and all Sublicensees’ respective directors, officers, agents and employees, from any claim, proceeding, loss, expense and liability of any kind whatsoever (including, without limitation, those resulting from death, personal injury, illness or property damage, and including, without limitation, legal expenses and reasonable attorneys’ fees) arising out of or resulting from any Third Party claim arising out of or resulting from: (a) any breach by PDL of Section 5.1 and/or (b) any Person with standing (including, without limitation, any Person who has or acquires any ownership or other exclusive right or interest in, to or under any of the PDL Queen Patent Family or any of the Other PDL Patents through assignment, conveyance, grant, exclusive license or otherwise) bringing any claim in contravention of any of the provisions set forth in Section 2.6 or Section 2.7 of this Agreement against Alexion or any of its Affiliates or any Sublicensee (or any of their respective successors or assigns).

6.	CONFIDENTIALITY

6.1. Confidentiality. During the term of this Agreement and for a period of five (5) years following expiration or any termination of this Agreement, each Party shall maintain in confidence all information and materials disclosed by the other Party after the Effective Date and solely in connection with this Agreement in writing and marked as confidential or disclosed orally or otherwise and denominated in writing by the disclosing Party as confidential within thirty (30) days after such disclosure (collectively, “Confidential Information”), and shall not use any Confidential Information for any purpose except as reasonably required to exercise its rights and comply with its obligations under this Agreement or disclose any Confidential Information other than to, as applicable, its Affiliates, employees, consultants, agents or subcontractors or any Sublicensee as reasonably necessary in connection with such Party’s activities as contemplated in this Agreement. Each Party shall enter into an appropriate enforceable written agreement with, as applicable, any Affiliates, Sublicensees, employees, consultants, agents and subcontractors to which such Party intends to disclose any Confidential Information prior to such disclosure, pursuant to which such Affiliate, Sublicensee, employee, consultant, agent or subcontractor agrees to hold such Confidential Information in confidence and not make use of any of such Confidential Information for any purpose other than those permitted by this Agreement. Other than the fact that the Parties have resolved the Litigation, and the fact that the Parties have entered into this Agreement, and except to the extent disclosed in the joint press release attached as Exhibit B, the Parties must not disclose the terms of this Agreement to any Third Party. For the avoidance of doubt, the terms and conditions of this Agreement are considered “Confidential Information” of each Party hereunder. For the avoidance of doubt, this Section 6 shall not apply to any information or materials (a) disclosed by either Party to the other Party prior to the Effective Date, (b) that are disclosed by either Party to the other Party in connection with the Settlement Agreement, (c) that are disclosed by either Party to the other Party in connection with the Litigation or the Stipulated Confidentiality

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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Protective Order filed on September 5, 2007 in the Litigation (or any information or materials covered by such Stipulated Confidentiality Protective Order), or (d) that constitute Legal Materials (as such term is defined in the Settlement Agreement). In the event of any conflict between the terms or conditions of this Section 6 and any of the terms or conditions of the Settlement Agreement, the terms and conditions of the Settlement Agreement shall govern and control.

6.2. Exceptions. Notwithstanding anything contained herein, the obligation of confidentiality contained in this Agreement shall not apply to the extent that:

(a) either Party (the “Recipient”) reasonably determines it is required to disclose Confidential Information of the other Party (the “Discloser”) by order or regulation of a governmental agency or a court of competent jurisdiction (as may be determined by the Recipient after consultation with its legal counsel and based on such counsel’s advice (provided that such reliance on legal advice shall not be a complete defense with respect to a breach to the extent that the Discloser proves by clear and convincing evidence that such advice was clearly and substantively incorrect)), provided that the Recipient shall (i) not make any such disclosure (other than a filing of information or materials with the U.S. Securities and Exchange Commission or any other regulated securities market made with a request for confidential treatment for portions of such information or material for which such treatment may reasonably be expected to be granted) without first providing the Discloser with prior written notice of such order or regulation, (ii) disclose no more information than is reasonably determined to be required by such order or regulation (as may be determined by the Recipient after consultation with its legal counsel and based on such counsel’s advice (provided that such reliance on legal advice shall not be a complete defense with respect to a breach to the extent that the Discloser proves by clear and convincing evidence that such advice was clearly and substantively incorrect)), and (iii) reasonably cooperate with the Discloser in seeking injunctive relief from the obligation to make such disclosure or to seek a protective order with respect to such Confidential Information (to the extent reasonably requested by the Discloser);

(b) the Recipient can document or demonstrate that (i) the disclosed Confidential Information was, at the time of such disclosure by the Discloser to the Recipient, already in the public domain other than as a result of actions of the Recipient or its Affiliates, employees, consultants, agents or subcontractors (or, in the event that Alexion is the Recipient, any Sublicensee) in violation of this Section 6 or of any agreement described in Section 6.1, (ii) the disclosed Confidential Information was rightfully known by the Recipient or its Affiliates (as shown by its contemporaneous written records) without any obligation of confidentiality prior to the date of disclosure by the Discloser to the Recipient or (iii) the disclosed Confidential Information was rightfully received by the Recipient or its Affiliates on a non-confidential basis from a source unrelated to the Discloser who was not under a duty of confidentiality to the Discloser;

(c) disclosure is required to be made by the Recipient to a government regulatory agency as part of such agency’s biological product license approval process;

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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(d) it is reasonable to conclude that the amount of fees and royalties paid or received under this Agreement is required to be disclosed in a Party’s financial statements or reports (as may be determined by the Recipient after consultation with its legal counsel or accountants and based on such advice (provided that such reliance on legal advice shall not be a complete defense with respect to a breach to the extent that Discloser proves by clear and convincing evidence that such advice was clearly and substantively incorrect));

(e) either Party is required to provide this Agreement to a Third Party (and only to the extent it is so required, including, without limitation, to the extent required by such Third Party) in connection with any diligence for an actual or potential bona fide business transaction with such Third Party concerning (i) Licensed Products (including, without limitation, licenses and acquisitions) or (ii) an investment or other financing; or

(f) a Party wishes to disclose the terms of this Agreement or other Confidential Information of the other Party to its legal counselors, auditors, or other similar professionals representing such Party; provided that such professionals have a duty, or other obligation, of confidentiality to the disclosing Party and that such disclosure is for business purposes and on a need to know basis.

7.	TERM AND TERMINATION

7.1. Term. Unless earlier terminated as provided in this Section 7, this Agreement shall come into force on the Effective Date and shall continue until expiration of the last to expire patent included in the PDL Queen Patent Family. Thereafter, this Agreement shall expire.

7.2. Termination.

(a) PDL may, at its option, terminate this Agreement upon written notice to Alexion if Alexion does not pay PDL the payments described in Section 3.1 in accordance with and within the due dates set forth in Section 3.1.

(b) If Alexion shall at any time default in the payment of any royalty payment obligation or the submission of any royalty report under this Agreement with respect to an Other Licensed Product and fails to remedy such default within thirty (30) days after receipt of written notice thereof from PDL, PDL may, at its option, terminate this Agreement solely with respect to such Other Licensed Product, which termination shall be automatically effective at the end of such thirty (30) day period unless otherwise specified by PDL in such written notice; provided, however, that, if within such thirty (30) day period Alexion shall have remedied such breach, this Agreement shall remain in force; and provided, further, that such termination shall not prejudice the right of PDL to recover any royalty or other sums due at the time of such termination. Notwithstanding the foregoing in this Section 7.2(b), if a default in the payment of any royalty payment obligation or the submission of any royalty report under this Agreement with respect to any Other Licensed Product (that has not been cured as set forth above in this Section 7.2(b)) is a material uncured breach solely by a Sublicensee under a sublicense agreement, then PDL may only terminate such sublicense agreement solely with respect to such Other Licensed Product (and may not terminate this Agreement or any other sublicense agreement in its entirety or with

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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respect to such Other Licensed Product) by notifying Alexion to terminate such sublicense agreement (and after Alexion’s receipt of such notice from PDL, Alexion shall immediately notify such Sublicensee that such sublicense agreement is immediately terminated). Alexion shall not be deemed to have breached this Agreement if a payment is not made and the amount of such payment is the subject of a good faith dispute between the Parties (provided that Alexion has promptly notified PDL in writing of such good faith dispute and further provided that all amounts not in dispute have been paid to PDL in full).

(c) Except as set forth in Section 7.2(a) and Section 7.2(b), if either Party shall at any time commit any material breach of this Agreement hereunder and fails to remedy such breach within forty-five (45) days after receipt of written notice thereof from the non-breaching Party, then the non-breaching Party may, at its option, terminate this Agreement, which termination shall be automatically effective at the end of such forty-five (45) day period unless otherwise specified by the non-breaching Party in such written notice; provided, however, that, if within such forty-five (45) day period, the breaching Party shall have remedied such breach, this Agreement shall remain in force in its entirety. Notwithstanding the foregoing in this Section 7.2(c), if a material breach of this Agreement (that has not been cured as set forth above in this Section 7.2(c)) (i) relates solely to one or more Other Licensed Product, then the non-breaching Party may only terminate this Agreement solely with respect to such Other Licensed Product(s) (and not this Agreement in its entirety), or (ii) is a material uncured breach solely by a Sublicensee under a sublicense agreement, then if PDL is the non-breaching Party, PDL may only terminate such sublicense agreement (and not this Agreement in its entirety or any other sublicense agreement) by notifying Alexion to terminate such sublicense agreement (and after Alexion’s receipt of such notice from PDL, Alexion shall immediately notify such Sublicensee that such sublicense agreement is immediately terminated). Any such termination shall not prejudice the right of the non-breaching Party to recover damages with respect to such breach. Notwithstanding anything contained in this Agreement, neither Party shall have any right to terminate this Agreement if the other Party breaches Section 6. In the event either Party breaches Section 6, then, the sole and exclusive remedy of the Parties shall be the right to seek equitable relief and damages for such breach.

(d) After termination of this Agreement (other than termination of this Agreement by PDL pursuant to Section 7.2(c)), Alexion, and/or if applicable, any of its Affiliates and/or Sublicensees, shall have the right to sell-off all inventory of Other Licensed Product (including, without limitation, all Bulk Product, in-process Other Licensed Product and Finished Product) owned or controlled by Alexion and/or, if applicable, any of its Affiliates or any Sublicensees and existing as of the date of such termination of this Agreement (collectively, “Existing Inventory”), which shall include the right to make Existing Inventory of Bulk Product and in-process Other Licensed Product into Finished Product, provided that Alexion continues to pay PDL royalties on all Net Sales of Other Licensed Products included in the Existing Inventory pursuant to Section 3 and complies with all terms and conditions of this Agreement (and/or, if applicable, that any such Sublicensee is compliant with the terms and conditions that are required to be included in the applicable sublicense agreement pursuant to Section 2.2(c)).

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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(e) This Agreement may be terminated by either Party upon the occurrence of any of the following which is not stayed or vacated within ninety (90) days after such occurrence: (i) a petition in bankruptcy is filed by or against the other Party; (ii) an adjudication of the other Party as bankrupt or insolvent; (iii) an appointment of a liquidator, receiver or trustee for all or a substantial part of the other Party’s property; or (iv) an assignment for the benefit of creditors of the other Party.

7.3. No Waiver. The right of either Party to terminate this Agreement as provided herein shall not be affected in any way by its waiver of any previous failure by the other Party to perform hereunder or by its failure to take action with respect thereto.

7.4. Effect of Expiration or Termination. Upon any termination of this Agreement pursuant to Section 7.2(a), Section 7.2(b), Section 7.2(c) or Section 7.2(e) in its entirety or with respect to any Other Licensed Product, the license granted to Alexion under Section 2.1(b) (or, in the event that this Agreement is terminated only with respect to such Other Licensed Product, the licensed granted to Alexion under Section 2.1(b) with respect to such Other Licensed Product), and all rights under Section 2.1(b) sublicensed by Alexion or any Sublicensee (or, in the event that this Agreement is terminated only with respect to such Other Licensed Product, all rights under Section 2.1(b) sublicensed by Alexion or any Sublicensee with respect to such Other Licensed Product) and any rights granted by PDL to Alexion under this Agreement (or, in the case this Agreement is terminated only with respect to such Other Licensed Product, any rights granted by PDL to Alexion under this Agreement with respect to such Other Licensed Product), shall, subject to Alexion’s and its Affiliates’ Sublicensees right to sell-off Existing Inventory pursuant to Section 7.2(d), immediately terminate, and each Party shall, if requested by the other Party, immediately return to such other Party any and all Confidential Information of such other Party in its possession, custody or control in whatever form held (including, without limitation, all copies or embodiments thereof) or shall, at such other Party’s written direction, destroy all such Confidential Information (including, without limitation, all copies or embodiments thereof) and certify its destruction in writing to such other Party; except that (i) PDL shall not be obligated to return or destroy any information included in any report provided by Alexion to PDL pursuant to Section 3.7, (ii) neither Party shall be obligated to return or destroy the portion of the Confidential Information of the other Party that may be found in analyses, compilations, studies or other documents prepared by such Party or its representatives, (iii) neither Party shall be obligated to return or destroy Confidential Information of the other Party contained in such Party’s electronic back-up files that are created in the normal course of business pursuant to such Party’s standard protocol for preserving its electronic records and (iv) each Party may retain one (1) copy of the other Party’s Confidential Information solely for archival purposes (including, without limitation, for legal and evidentiary purposes) and in accordance with Section 6. Upon the expiration (but, for the avoidance of doubt, not any termination of this Agreement pursuant to Section 7.2(a), Section 7.2(b), Section 7.2(c) or Section 7.2(e)), as of the effective date of such expiration, the license granted by PDL to Alexion under Section 2.1(b) shall be fully paid-up, irrevocable, perpetual and, as set forth herein, fully sublicensable. For the avoidance of doubt, the foregoing shall not limit Alexion’s fully paid-up, irrevocable, perpetual and sublicensable license with respect to an Other Licensed Product in a particular country as set forth in Section 3.2.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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7.5. Survival. Expiration of this Agreement or termination of this Agreement for any reason hereunder shall not affect any accrued rights or obligations of the Parties arising in any manner under this Agreement as of the date of such expiration or termination. In any event, Section 2.1(a) (except in the event of termination of this Agreement pursuant to Section 7.2(a)), Section 2.5, Section 2.6 (except in the event of termination of this Agreement pursuant to Section 7.2(a)), Section 2.7 (except in the event of termination of this Agreement pursuant to Section 7.2(a)), Section 3, Section 4, Section 5, Section 6, Section 7.4, this Section 7.5 and Section 8 shall survive any expiration or termination of this Agreement.

8.	GOVERNANCE PROVISIONS

8.1. Assignment.

(a) Assignment by Alexion.

(i) Alexion may freely assign or otherwise transfer this Agreement (or any rights or obligations under this Agreement) without the consent of PDL, provided that any such assignee or transferee agrees in writing to be bound by the terms of this Agreement, and provided further that Alexion shall not assign or otherwise transfer this Agreement except together with the Settlement Agreement. Upon such assignment or other transfer, nothing contained herein or in the Settlement Agreement shall prohibit such assignee or transferee from filing or otherwise initiating or participating in any lawsuit or arbitration proceeding that alleges or seeks a determination that one or more claims of an issued patent within the PDL Queen Patent Family is invalid or unenforceable, provided that no Licensed Product forms any jurisdictional basis on which such lawsuit or proceeding is filed or continued or thereafter becomes a subject of such lawsuit or proceeding. In addition, and without limiting Section 3.5(f) of the Settlement Agreement, if such assignee or transferee is an Antibody Person that directly or indirectly acquires Alexion or a controlling interest in Alexion (whether by operation of law, merger (regardless of which entity is the surviving entity), stock, or asset purchase or through any other structure or transaction) (where “controlling” has the meaning specified in Section 1.1), nothing contained herein or in the Settlement Agreement shall prohibit such assignee or transferee, for so long as such assignee or transferee is an Antibody Person, from filing or otherwise initiating or participating in any interference, reexamination or opposition proceeding that seeks a determination that one or more claims of an issued patent within the PDL Queen Patent Family is invalid or unenforceable, provided that no Licensed Product forms any jurisdictional basis on which such proceeding is filed or continued or thereafter becomes a subject of such proceeding.

(ii) Alexion and PDL each acknowledge and agree that this Agreement will be binding upon any Person to which Alexion sells, transfers or assigns all or substantially all of its rights and interests relating to any of the Licensed Products, and Alexion shall, as a condition to any such sale, transfer or assignment, cause any such recipient to acknowledge and agree to the same in writing. Upon such sale, transfer or assignment, nothing contained herein or in the Settlement Agreement shall prohibit such recipient from filing or otherwise initiating or participating in any lawsuit or arbitration proceeding that alleges or seeks a determination that

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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one or more claims of an issued patent within the PDL Queen Patent Family is invalid or unenforceable, provided that no Licensed Product forms any jurisdictional basis on which such lawsuit or proceeding is filed or continued or thereafter becomes a subject of such lawsuit or proceeding. In addition, and without limiting Section 3.5(f) of the Settlement Agreement, if such recipient is an Antibody Person that directly or indirectly acquires Alexion or a controlling interest in Alexion (whether by operation of law, merger (regardless of which entity is the surviving entity), stock, or asset purchase or through any other structure or transaction) (where “controlling” has the meaning specified in Section 1.1), nothing contained herein or in the Settlement Agreement shall, for so long as such recipient is an Antibody Person, prohibit such recipient from filing or otherwise initiating or participating in any interference, reexamination or opposition proceeding in which such recipient seeks a determination that one or more claims of an issued patent within the PDL Queen Patent Family is invalid or unenforceable, provided that no Licensed Product forms any jurisdictional basis on which such proceeding is filed or continued or thereafter becomes a subject of such proceeding.

(b) Assignment by PDL. PDL may freely assign or otherwise transfer this Agreement (or any rights or obligations under this Agreement) without the consent of Alexion, provided that any such assignee or transferee agrees in writing to be bound by the terms of this Agreement, and provided further that PDL shall not assign or otherwise transfer this Agreement except together with the Settlement Agreement. PDL and Alexion each acknowledge and agree that this Agreement will be binding upon any Person to which PDL sells, transfers or assigns all or substantially all of its rights, title and interests in or to any of the PDL Queen Patent Family and that PDL shall, as a condition to any such sale, transfer or assignment, cause any such assignee or transferee to agree in writing to be bound by the terms of this Agreement.

8.2. Entire Agreement; Amendment. This Agreement and the Settlement Agreement (including, without limitation, all Exhibits hereto and thereto) constitute the entire agreement between the Parties hereto with respect to the subject matter of this Agreement and the Settlement Agreement and supersede all previous proposals, negotiations, discussions and agreements, whether written or oral, related to such subject matter. This Agreement shall be changed or modified only by an instrument in writing signed by both Parties.

8.3. Severability. If any provision of this Agreement is declared invalid by any court of competent jurisdiction in a decision from which an appeal cannot be taken or is not taken within the time provided by law, then and in such event such provision shall, solely with respect to the jurisdiction to which such court decision applies, be limited or eliminated to the minimum extent necessary to, if reasonably possible, render such provision valid, but this Agreement, in all other respects and all other jurisdictions, will remain in full force and effect; provided, however, that, if the provision so invalidated is essential to this Agreement as a whole, then the Parties shall negotiate in good faith to amend the terms hereof as nearly as practical to carry out the original interest and intent of the Parties.

8.4. Notices. Any notice or report required or permitted to be given by a Party under this Agreement shall be in writing and shall be sent by express courier with tracking capabilities (expenses prepaid) or facsimile with confirmation of transmission and further confirmed by

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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mailing by certified first class U.S. mail (return receipt requested and postage prepaid) or express courier with tracking capabilities (expenses prepaid), to the address of the other Party that follows (or to such other address as PDL or Alexion may furnish to the other in writing) and shall be effective three (3) business days after such sending by such express courier or facsimile:

If to PDL:

PDL BioPharma, Inc.

932 Southwood Boulevard

Incline Village, NV 89451

Attention: Chief Executive Officer (cc: General Counsel)

Facsimile Number: (775) 832-8501

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges, LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Attention: Vernon M. Winters

Facsimile Number: (650) 802-3100

If to Alexion:

Alexion Pharmaceuticals, Inc.

352 Knotter Drive

Cheshire, CT 06410

Attention: Chief Executive Officer (cc: General Counsel)

Facsimile Number: (203) 271-8198

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

153 East 53rd Street

New York, NY 10022

Attention: Gerald J. Flattmann Jr.

Facsimile Number: (212) 446-6460

8.5. Choice of Law. The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of New York that are applicable to contracts between New York residents to be performed wholly within New York, without regard to the conflict of laws provisions thereof.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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8.6. Dispute Resolution.

(a) Negotiations. Any dispute, controversy or claim arising out of any provision of this Agreement or the interpretation, enforceability, performance, breach, termination or validity thereof, including, without limitation, this dispute resolution provision, shall be subject to the procedures set forth in this Section 8.6. A designated representative of each of PDL and Alexion will meet as reasonably requested by either Party to review any such dispute, controversy or claim. If the disagreement is not resolved by the designated representatives by mutual agreement within thirty (30) days after a meeting to discuss the disagreement, either Party may at any time thereafter provide the other Party written notice specifying the terms of such disagreement in reasonable detail. Upon receipt of such notice, the chief executive officers of PDL and Alexion shall meet at a mutually agreed upon time and location for the purpose of resolving such disagreement. The chief executive officers of PDL and Alexion will discuss such disagreement and/or negotiate for a period of up to sixty (60) days in an effort to resolve such disagreement or negotiate an acceptable interpretation or revision of the applicable portion of this Agreement mutually agreeable to both Parties, without the necessity of formal procedures relating thereto. During the course of such negotiations, the Parties will reasonably cooperate and provide information that is not materially confidential in order that each of the Parties may be fully informed with respect to the issues in dispute. The institution of a formal legal proceeding under Section 8.6(b) or Section 8.6(c) to resolve the disagreement may occur by written notice to the other Party only after the earlier of: (i) the chief executive officers mutually agreeing that resolution of the disagreement through continued negotiation is not likely to occur; or (ii) following expiration of the sixty (60) day negotiation period.

(b) Arbitration. Subject to Section 8.6(a), any dispute, controversy or claim arising out of this Agreement or the breach or alleged breach of this Agreement, but not including any dispute, controversy or claim concerning the infringement, or any permitted challenges to validity or enforceability (as set forth in Section 4.2(e) of the Settlement Agreement), of any of the PDL Queen Patent Family, shall be submitted by the Parties to arbitration in New York, New York in accordance with the then-current Comprehensive Arbitration Rules and Procedures of JAMS (www.jamsadr.com) except as otherwise provided herein.

(i) If the dispute, controversy or claim concerns the infringement, or any permitted challenges to validity or enforceability (as set forth in Section 4.2(e) of the Settlement Agreement), of any of the PDL Queen Patent Family, all matters subject to such dispute, controversy or claim hereunder shall be removed to Federal District Court as provided in Section 8.6(c). The arbitration must be conducted by a three-member arbitration panel selected from the then-extant JAMS neutral roster as follows: each Party shall select one Party-appointed JAMS arbitrator from the then-extant JAMS Intellectual Property Roster within thirty (30) days from a demand for arbitration. The third arbitrator shall be an arbitrator from the then-extant JAMS Federal Judge Roster that the two Party-appointed arbitrators shall select by agreement. If the two Party-appointed arbitrators cannot agree on the third arbitrator, then the third arbitrator shall be selected by JAMS from the then-extant JAMS Federal Judge Roster.

(ii) The arbitration must be conducted pursuant to the JAMS Comprehensive Arbitration Rules extant when the arbitration demand is made, except that if such rules conflict with any provision of this Agreement, the latter controls. Any arbitration

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proceeding hereunder must be held in English and a transcribed record must be prepared in English. The decision of the arbitrator panel will be that of the majority of the arbitrators, and must be in writing and set forth the basis therefor. Such decision shall be final, binding, and non-appealable, provided that the provisions of this Section 8.6(b) have been complied with.

(iii) Discovery must be permitted by the arbitration panel (and such discovery shall be within the scope of California Code of Civil Procedure Sections 1283.05 and 1283.1); provided that all discovery must be completed within sixty (60) days of the appointment of the arbitration panel.

(iv) The award rendered by the arbitrator panel shall include costs of arbitration, reasonable attorneys’ fees and reasonable costs for expert and other witnesses, and judgment on such award may be entered in any court having jurisdiction thereof. Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute to the extent necessary to protect either Party’s name, proprietary information, trade secrets, know-how or any other similar proprietary rights. If the issues in dispute involve scientific or technical matters related to monoclonal antibody technology, any arbitrator chosen hereunder shall have not less than five (5) years of educational training and/or experience sufficient to demonstrate a reasonable level of relevant scientific and/or technical knowledge related to monoclonal antibody technology. If the issues in dispute involve patent matters (other than infringement, or any permitted challenges to validity or enforceability (as set forth in Section 4.2(e) of the Settlement Agreement), of any of the PDL Queen Patent Family which shall be removed to Federal District Court as provided in Section 8.6(c)), then such arbitrator shall also be a licensed patent attorney or otherwise knowledgeable about patent law matters and to the extent possible, with monoclonal antibody technology. The decision of the arbitrator panel shall be in writing and shall set forth the basis therefor. The arbitrator panel shall have the authority to award such remedies as he or she believes appropriate in the circumstances, including compensatory damages, consequential and incidental damages, interest, tort damages (but not punitive or similar damages) and specific performance and other equitable relief.

(c) Patent Matters. Subject to Section 8.6(a), (i) any dispute, controversy or claim that involves the infringement, or any permitted challenges to validity or enforceability (as set forth in Section 4.2(e) of the Settlement Agreement), of any of the PDL Queen Patent Family issued in the United States shall be adjudicated in the United States District Court for the District of Delaware, and (ii) any dispute, controversy or claim that involves the infringement, or any permitted challenges to validity or enforceability (as set forth in Section 4.2(e) of the Settlement Agreement), of any of the PDL Queen Patent Family issued in any other country shall be brought before an appropriate regulatory or administrative body or court in such country. The prevailing Party shall be entitled to recover from the other Party the reasonable attorneys’ fees, costs and expenses incurred by such prevailing Party in connection with any action or proceeding under this Section 8.6(c).

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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8.7. Waiver. No failure on the part of either Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The observance of any provision of this Agreement may be waived (either generally or in any particular instance and retroactively and/or prospectively) only by an instrument in writing signed by both Parties.

8.8. Force Majeure. Neither Party shall be responsible to the other Party for failure or delay in performing any of its obligations under this Agreement or for other non-performance hereof, provided that such delay or non-performance is occasioned by a cause beyond the reasonable control and without fault or negligence of such Party, including, without limitation, earthquake, fire, flood, explosion, discontinuity in the supply of power, court order or governmental interference, act of God, strike or other labor trouble, and provided further that such Party will notify the other Party as soon as is reasonably practicable and that such Party entirely performs its obligations as promptly as reasonably practicable thereafter.

8.9. Publicity. The Parties will issue a joint press release concerning the Parties’ entry into this Agreement in the form attached as Exhibit B. Other than the foregoing and except in accordance with Section 6.2 or as required by law or regulation, neither Party shall publicly disclose the terms or conditions of this Agreement unless expressly authorized to do so by the other Party, which authorization shall not be unreasonably withheld, conditioned or delayed, or except to the extent previously publicly disclosed in compliance with this Agreement or the Settlement Agreement. In the event such other Party authorizes such disclosure, then the Parties will work together to develop a mutually acceptable disclosure.

8.10. Headings. The captions used herein are inserted for convenience of reference only and shall not be construed to create obligations, benefits or limitations or otherwise used in the interpretation of this Agreement.

8.11. Construction. All references to Exhibits and Sections in this Agreement shall be references to Exhibits to and Sections of this Agreement except as otherwise expressly provided herein.

8.12. Successors and Assigns. This Agreement shall be binding on, inure to the benefit of, and be enforceable by the Parties and their respective heirs, successors and valid assigns.

8.13. License Survival During Bankruptcy. It is the Parties’ intention that all rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code. The Parties agree that Alexion, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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8.14. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party hereto shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such facsimile copies shall constitute enforceable original documents.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the Effective Date.

PDL:		Alexion:

PDL BioPharma, Inc.		Alexion Pharmaceuticals, Inc.

By:	/s/ John P. McLaughlin	By:	/s/ Leonard Bell
Name:	John P. McLaughlin	Name:	Leonard Bell
Title:	CEO	Title:	CEO

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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Exhibit A

Other Licensed Products

None.

A-1

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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Exhibit B

Press Release

ALEXION PHARMACEUTICALS AND PDL BIOPHARMA RESOLVE PATENT DISPUTE

Alexion Licenses PDL’s Queen et al. Patents for Soliris®

January 5, 2009. Incline Village, Nevada, and Cheshire, Connecticut – PDL BioPharma, Inc. (NASDAQ: PDLI) and Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN) today jointly announced that the companies have entered into a definitive license agreement and settlement agreement that resolve the legal disputes between them relating to Alexion’s humanized antibody, Soliris® (eculizumab) and PDL’s patents known as the Queen et al. patents.

Under the agreements announced today, PDL has granted Alexion a license under certain claims in the Queen patent portfolio, and provided Alexion a covenant not to sue in respect of other claims in the Queen patent portfolio, thus permitting Alexion to commercialize Soliris® for all indications under the Queen patents. In consideration of this license, Alexion will pay PDL $25 million. No additional payments will be owed by Alexion to PDL under the Queen patents in respect of Soliris® sales for any indication. As part of the settlement, Alexion has confirmed that the Queen patent claims are valid and that Soliris® employs technology covered under the Queen patents. Further, Alexion has agreed not to challenge or assist other parties in challenging the validity of the Queen patents in the future.

PDL’s Queen patents are related to the humanization of antibodies. Soliris® was approved in the U.S. and European Union in 2007 as a treatment for patients with paroxysmal nocturnal hemoglobinuria (“PNH”), a rare, debilitating and life-threatening blood disease. The use of Soliris® as a treatment for other rare and severe disorders is in early stages of investigation.

Under the license agreement announced today, PDL has separately granted Alexion the right to take a royalty-bearing license under PDL’s Queen patents to commercialize additional Alexion humanized antibodies that may be covered by the Queen patents in the future. In the event that Alexion takes such a license, Alexion will pay PDL a royalty of 4% of net sales of such non-Soliris products. Additional terms of the agreements were not disclosed.

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“PDL helped revolutionize the development of therapeutic antibodies to treat patients with previously untreatable and devastating conditions,” said Leonard Bell, M.D., Chief Executive Officer of Alexion.

John P. McLaughlin, President and Chief Executive Officer of PDL said, “We appreciate Alexion’s efforts to resolve the dispute and its acknowledgement about our patents’ strength. Soliris® is an important therapeutic product, and it serves a critical – and otherwise underserved – market.”

With the closing of these agreements, the previously announced claims filed by PDL and counterclaims filed by Alexion in the U.S. District Court for the District of Delaware will be dismissed.

About Soliris®

Soliris® is the first product approved for the treatment of paroxysmal nocturnal hemoglobinuria (PNH) in the U.S. and Europe. PNH is a rare, debilitating, and life-threatening blood disorder defined by the destruction of red blood cells, or hemolysis. In patients with PNH, hemolysis can cause life-threatening thromboses, recurrent pain, kidney disease, disabling fatigue, impaired quality of life, severe anemia, pulmonary hypertension, shortness of breath and intermittent episodes of dark-colored urine (hemoglobinuria). Soliris® is the only treatment that blocks this hemolysis before it occurs.

About Alexion

Alexion Pharmaceuticals, Inc. is a biopharmaceutical company working to develop and deliver life-changing drug therapies for patients with serious and life-threatening medical conditions. This press release and further information about Alexion Pharmaceuticals, Inc. can be found at: www.alexionpharm.com.

About PDL BioPharma

PDL BioPharma, Inc. was a leader in the humanization of monoclonal antibodies and enabled the discovery of a new generation of targeted treatments for cancer and autoimmune diseases. This press release and further information about PDL BioPharma, Inc. can be found at: www.pdl.com.

Forward Looking Statement

This press release contains forward-looking statements. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements, including because

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Alexion or PDL fail to timely fulfill their respective obligations under the settlement agreement or patent license agreement. PDL and Alexion expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their respective expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

# # #

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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Exhibit C

Exclusive Licenses and Rights Granted by PDL to a Third Party Prior to the Effective Date

[*]

C-1

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.